Public Company Management Corporation Announces Contract with Sports Dimensions, Inc.

LAS VEGAS, NV - July 6, 2005 - Public Company Management Corporation (OTCBB: PUBC), an emerging company providing consulting and advising services to companies seeking to access public capital markets, announced that its subsidiary, Go Public Today, has signed a contract with Sports Dimensions, Inc. Under the contract, Go Public Today will assist Sports Dimensions in becoming a publicly traded company on the Over the Counter Bulletin Board and will receive cash and securities issued by Sports Dimensions. Sports Dimensions competes in the diverse entertainment industry with other public companies such as Clear Channel's concert promotion division (NYSE: CCU) and Gaylord Entertainment Company (NYSE: GET).

"Sports Dimensions' target market is growing immensely, and the company is well-prepared to meet the needs and desires of that market," said Stephen Brock, PUBC president. "With its targeted focus and its aggressive strategy for expansion, Sports Dimensions is poised for growth and is an ideal candidate for becoming a public company. We at PUBC are excited about helping Sports Dimensions to reach this important goal."

About Sports Dimensions

Sports Dimensions is an entertainment company specializing in nightclub operations and concert promotions targeted to the adult urban contemporary and international markets. The company operates through two wholly-owned subsidiaries, acquired through recent acquisitions: BAB Productions handles concert promotions and Primetime Entertainment oversees and manages the company's nightclubs. Through BAB Productions, Sports Dimensions is currently promoting concerts for Destiny's Child and the Platinum Grooves Tour, which will include numerous African American and Hispanic artists. The company currently operates one "mega club" and has plans to purchase additional nightclubs, with a goal of owning 10 nightclubs within five years.

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

Contact:
Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com
www.PublicCompanyManagement.com

Source: Public Company Management Corporation